Exhibit 23.4




         Consent of Barry Morgan & Company P.C., Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 12, 1998, relating to the consolidated financial statements of National Telemanagement Corporation and Subsidiary, which appear in the Illuminet Holdings, Inc. Form 8-K filed with the Commission on October 5, 2000. The aforementioned financial statements are not separately presented in the aforementioned 8-K.

Dallas, Texas                                   /s/ Barry Morgan & Company P.C.
November 27, 2000